UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020 (December 8, 2020)

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ARCONIC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-39162	84-2745636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 400
Pittsburgh, Pennsylvania	15212-5872
(Address of principal executive offices)	(Zip Code)

(412) 992-2500
(Registrant’s telephone number, including area code)
________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ARNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
Arconic Corporation (the “Company”) announced today that Austin Camporin has resigned as a member of the Company’s Board of Directors (the “Board”) and the Finance Committee of the Board effective December 10, 2020. Mr. Camporin was the only director affiliated with Elliott Management on the Company’s Board. Mr. Camporin’s decision to resign was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of the press release issued by the Company announcing Mr. Camporin’s resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On December 10, 2020 the Company reduced the size of the Board to ten directors to eliminate the vacancy created by Mr. Camporin’s resignation.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated December 10, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2020

ARCONIC CORPORATION

By:	/s/ Diana C. Toman
Name:	Diana C. Toman
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary